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                                                                      EXHIBIT 12

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                           ---------------------
                                                                             1996         1995
                                                                           --------     --------
                                                                           (DOLLARS IN MILLIONS)
Income before cumulative effect of accounting change....................   $1,019.5     $2,154.0
Income taxes............................................................      555.6      1,325.7
Equity in income of associates..........................................      (17.2)       (14.8)
Amortization of capitalized interest....................................       13.7         12.7
                                                                           --------     --------
Income before income taxes, undistributed income of associates, and
  amortization of capitalized interest..................................    1,571.6      3,477.6
                                                                           --------     --------
Fixed charges included in net income
  Interest and related charges on debt..................................    1,457.1      1,439.0
  Portion of rentals deemed to be interest..............................      151.2        144.6
                                                                           --------     --------
     Total fixed charges included in net income.........................    1,608.3      1,583.6
                                                                           --------     --------
Earnings available for fixed charges....................................   $3,179.9     $5,061.2
                                                                           ========     ========
Fixed charges
  Fixed charges included in net income..................................   $1,608.3     $1,583.6
  Interest capitalized in the period....................................        6.8          8.6
                                                                           --------     --------
     Total fixed charges................................................   $1,615.1     $1,592.2
                                                                           ========     ========
                                                                               1.97         3.18
Ratios of earnings to fixed charges.....................................   ========     ========
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